EXHIBIT 4.18

                      FIRST SUPPLEMENTAL INDENTURE


     FIRST SUPPLEMENTAL INDENTURE, dated as of December 18, 1995, among CANADIAN REYNOLDS METALS COMPANY, LIMITED-SOCIETE CANADIENNE DE METAUX REYNOLDS, LIMITEE, a company duly organized and existing under the laws of the Province of Quebec, Canada (whose name effective January 1, 1996 will be changed to "Reynolds Aluminum Company of Canada, Ltd.-Societe d'Aluminium Reynolds du Canada, Ltee") (the "Company"), REYNOLDS METALS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), and SOUTHERN GRAPHIC SYSTEMS-CANADA, LTD./SYSTEMES GRAPHIQUES SOUTHERN-CANADA, LTEE, a company duly organized and existing under the laws of the Province of Quebec, Canada (whose name effective January 1, 1996 will be changed to "Canadian Reynolds Metals Company, Ltd./Societe Canadienne de Metaux Reynolds, Ltee") ("New Company").

                               WITNESSETH:

     WHEREAS, the Company, the Guarantor and the Trustee are parties to an Indenture, dated as of April 1, 1993 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (the "Securities") in one or more series and the guarantees of the Guarantor with respect to the Securities;

     WHEREAS, at the date hereof, U.S. $285,000,000 aggregate principal amount of Securities designated the "6-5/8% Guaranteed Amortizing Notes due July 15, 2002" (the "Notes") are the only series of Securities issued and outstanding under the Indenture;

     WHEREAS, the Notes are fully and unconditionally guaranteed as to payment of principal and interest by the Guarantor (the "Guarantees");

     WHEREAS, Section 803 of the Indenture permits any Subsidiary of the Guarantor to assume the obligations of the Company with respect to the Securities and under the Indenture, subject to compliance with the conditions set forth in Section 803;

     WHEREAS, Section 803 of the Indenture further provides that upon any such assumption by a Subsidiary of the Guarantor, such Subsidiary shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Subsidiary had been named as the "Company" in the Indenture, and the Company shall be released from its liability as obligor upon the Securities;

     WHEREAS, in connection with a restructuring of the Canadian operations of the Guarantor, New Company, being a Subsidiary of the Guarantor, desires to assume the obligations of the Company under the Indenture and with respect to the Notes;

     WHEREAS, the Company desires to remain as an obligor under the Indenture and with respect to the Notes notwithstanding the assumption by New Company of the Company's obligations thereunder;

     WHEREAS, the Guarantor desires to confirm that the Guarantees shall apply to New Company's obligations under the Indenture and with respect to the Notes and shall continue to apply to the Company's obligations under the Indenture and with respect to the Notes; and

     WHEREAS, Section 901 of the Indenture provides that the Company, the Guarantor and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to the Indenture, in form satisfactory to the Trustee, (1) to evidence the assumption by any Person of the covenants of the Company in the Indenture and in the Securities and (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     Section 1. Confirmation of the Indenture; Definitions. Except as amended and supplemented hereby, the Indenture is hereby confirmed and reaffirmed in all particulars. Without limiting the generality of the foregoing, all representations, covenants, agreements, obligations and rights contained in the Indenture or herein and all security for the same are and shall be for the equal and proportionate benefit and security of the Holders of all Securities issued and outstanding under the Indenture, as amended hereby. Anything in the Indenture or herein to the contrary notwithstanding, all recitals, definitions and provisions contained in this First Supplemental Indenture shall take precedence over the recitals, definitions and provisions of the Indenture to the extent of any conflict between the two. Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

     Section 2. Amendment to Section 803. The last paragraph of Section 803 of the Indenture is hereby amended and restated in its entirety to read as follows:

          "Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the "Company" herein, and the Person named as the "Company" in the first paragraph of this instrument or any successor Person which shall theretofore have become such in the manner prescribed in this Article shall be released from its liability as obligor upon the Securities, unless (i) such Person expressly agrees to remain as an obligor upon the Securities and under this Indenture and (ii) the Guarantor expressly confirms that its Guarantees shall continue to apply to such Person's obligations under the Securities and this Indenture notwithstanding the assumption by the Guarantor or such Subsidiary of such Person's obligations."

     Section 3. Assumption by New Company of Company's Obligations. Pursuant to Section 803 of the Indenture, as amended hereby, New Company, being a Subsidiary of the Guarantor, hereby assumes the obligations of the Company for the due and punctual payment of the principal of (and premium, if any), interest, if any, on and any other payments with respect to the Notes and the performance of every covenant of the Indenture and the Notes on the part of the Company to be performed and observed.

     Section 4. Agreement by Company to Remain as Obligor. Notwithstanding the assumption by New Company of the Company's obligations under the Notes and the Indenture, as amended hereby, as provided in Section 3 hereof, the Company hereby expressly agrees to remain as an obligor upon the Notes and under the Indenture, as amended hereby, and not to be released from its liability with respect thereto.

     Section 5. Confirmation by Guarantor of Guarantees. The Guarantor hereby confirms that its Guarantees shall apply to (i) New Company's obligations under the Notes and the Indenture, as amended hereby, and (ii) the Company's obligations under the Notes and the Indenture, as amended hereby, notwithstanding the assumption by New Company of the Company's obligations thereunder.

     Section 6. Subsidiary; Place of Incorporation. New Company hereby confirms that it is a Subsidiary of the Guarantor and is incorporated under the laws of the Province of Quebec, Canada.

     Section 7. Payment of Additional Amounts. Without limiting the generality of Section 3 of this First Supplemental Indenture, New Company hereby expressly agrees that Section 1007 of the Indenture, as amended hereby, relating to the payment of Additional Amounts with respect to Canadian non-resident withholding taxes shall apply to and be binding upon it by virtue of its assumption of the obligations of the Company under the Notes and the Indenture, as amended hereby, as though said Section were fully recited herein and with the same effect as if New Company had been named as the "Company" therein.

     Section 8. Conditions to Effectiveness. This First Supplemental Indenture shall become effective on January 1, 1996, subject to the satisfaction of the following conditions precedent:

          (i) No Event of Default. Immediately after giving effect to the transactions contemplated herein, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

          (ii)  Officers' Certificates and Opinions of Counsel.  The
Company, the Guarantor and New Company shall each have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel pursuant to Section 803 of the Indenture, as amended hereby, stating that: (I) (a) the assumption by New Company of the obligations of the Company under the Notes and the Indenture, as amended hereby, (b) the agreement of the Company to remain as an obligor upon the Notes and under the Indenture, as amended hereby, (c) the confirmation by the Guarantor that its Guarantees will apply to New Company's obligations under the Notes and the Indenture, as amended hereby, (d) the confirmation by the Guarantor that its Guarantees will continue to apply to the Company's obligations under the Notes and the Indenture, as amended hereby, and (e) this First Supplemental Indenture, comply with Article Eight of the Indenture, as amended hereby; and (II) all conditions precedent set forth in the Indenture, as amended hereby, relating to the foregoing have been complied with; and such Opinions of Counsel shall further state, in accordance with Section 903 of the Indenture, as amended hereby, that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture, as amended hereby.

         (iii)  Board Resolutions.  The Company, the Guarantor and New
Company shall each have delivered to the Trustee a copy of a Board Resolution, certified by its Secretary or an Assistant Secretary, duly adopted by its Board of Directors, authorizing the transactions contemplated by, and the execution and delivery of, this First Supplemental Indenture.

     Section 9. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the date first above written.

                              CANADIAN REYNOLDS METALS COMPANY,
                              LIMITED-SOCIETE CANADIENNE DE

                              METAUX REYNOLDS, LIMITEE
ATTEST:


Brenda A. Hart                By  Julian H. Taylor
Assistant Secretary           Title: Vice President, Finance

[SEAL]



                              REYNOLDS METALS COMPANY
ATTEST:


Brenda A. Hart                By  Julian H. Taylor
Assistant Secretary           Title: Vice President, Treasurer

[SEAL]



                              SOUTHERN GRAPHIC SYSTEMS-CANADA,
                              LTD./SYSTEMES GRAPHIQUES SOUTHERN-
                              CANADA, LTEE
ATTEST:


Brenda A. Hart                By  Julian H. Taylor
Assistant Secretary               Title: Vice President, Treasurer

[SEAL]



                              THE BANK OF NEW YORK
ATTEST:


Marie E. Trimboli             By  Nancy Gill
                                  Nancy Gill
                              Title: Assistant Treasurer

[SEAL]
COMMONWEALTH OF VIRGINIA   )
                           ) ss:
COUNTY OF HENRICO          )

     On the 18th day of December, 1995, before me personally came Julian H. Taylor to me known, who, being by me duly sworn, did depose and say that he is Vice President, Finance of Canadian Reynolds Metals Company, Limited--Societe Canadienne de Metaux Reynolds, Limitee, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



[SEAL]
                                   Elizabeth B. Richardson
                                   My commission expires September 30, 1997


COMMONWEALTH OF VIRGINIA )
                         ) ss:
COUNTY OF HENRICO        )

     On the 18th day of December, 1995, before me personally came Julian H. Taylor to me known, who, being by me duly sworn, did depose and say that he is Vice President, Treasurer of Reynolds Metals Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



[SEAL]
                                   Elizabeth B. Richardson
                                   My commission expires September 30, 1997


COMMONWEALTH OF VIRGINIA )
                         ) ss:
COUNTY OF HENRICO        )

     On the 18th day of December, 1995, before me personally came Julian H. Taylor to me known, who, being by me duly sworn, did depose and say that he is Vice President, Treasurer of Southern Graphic Systems-Canada, Ltd./Systemes Graphiques Southern-Canada, Ltee, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



[SEAL]
                                      Elizabeth B. Richardson
                                      My commission expires September 30, 1997


STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NEW YORK       )

     On the 20th day of December, 1995, before me personally came Nancy Gill to me known, who, being by me duly sworn, did depose and say that he is Assistant Treasurer of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



[SEAL]
                                           William J. Cassels

                                           William J. Cassels
                                           Notary Public, State of New York
                                           No. 01CA5027729
                                           Qualified in Bronx County
                                           Certificate Filed in New York County
                                           Commission Expires May 16,